Exhibit 2.4

AGREEMENT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS

     THIS AGREEMENT (“Agreement”) is made this 27th day of December, 2007 (the “Effective Date”), by and among each of the applicable entities listed on Schedule I hereto (separately or collectively, as the context may require (“Buyer”) which term shall be deemed to include its or their successors and assigns), 2007 PA HOLDINGS, LLC (“HNB”) and PA BRANCH HOLDINGS, LLC (“Bank Branch”) (HNB and Bank Branch are referred to herein collectively as “Seller”.

     WHEREAS, HNB owns a one hundred percent (100%) limited partnership interest in each of the Option Holders set forth on Schedule II hereto (collectively, the “Option Holders” and each, an “Option Holder”) and Bank Branch owns a zero percent (0%) general partnership interest in each of the Option Holders (collectively, the “Partnership Interests”);

     WHEREAS each Option Holder owns an option to acquire that certain real property (each, a “Property” and collectively, the “Properties”) set forth next to its name on Schedule II hereto (separately or collectively, as the context may require the “Option”);

     WHEREAS, Seller desires to withdraw from the Option Holders and to transfer all of its Partnership Interests in the Option Holders to Buyer as set forth on Schedule II hereto;

     NOW THEREFOR, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

          (a) Intentionally Deleted.

          (b) “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

          Mr. William Kahane, President
          American Realty Capital, LLC
          1725 The Fairway
          Jenkintown, PA 19046
          Tel. No.: (215) 887-3054
          Fax No.: (215) 887-2585
          Email: bkahane@arlcap.com

and to:

          Abby Wenzel, Esq.
          Wolf, Block, Schorr and Solis-Cohen LLP
          250 Park Avenue, 10th Floor
          New York, New York 10177
          Tel. No.: (212) 883-4997
          Fax No.: (212) 672-1197
          Email: awenzel@wolfblock.com

          (c) “Closing” shall mean the consummation of the transaction contemplated herein (the "Transaction"), which shall occur on December 28, 2007 or such earlier date as the parties may agree (such date, the “Closing Date”).

          (d) “Earnest Money” shall mean FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), which Earnest Money shall be apportioned to the Partnership Interests of each Option Holder based on the percentage of the total Purchase Price attributable to the Partnership Interests of such Option Holder in accordance with Schedule 1(o) attached hereto. The Earnest Money shall be delivered to Escrow Agent within five (5) business days after the later of (i) the execution and delivery to both parties of this Agreement and (ii) the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price on the Closing Date, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

          (e) “Escrow Agent” and “Title Company” shall mean Chicago Title Insurance Company, Suite 2550, 1601 Market Street, Philadelphia, PA 19103, Attention: Edwin G. Ditlow, Telephone: 215-568-4889; Telecopy: 215-568-4880; E-Mail: ditlowE@ctt.com.

          (f) "Material Adverse Change" shall mean an event, occurrence and/or change that has a material adverse effect on the value or marketability of the Partnership Interests of any Option Holder or on Seller's ability to consummate the transaction contemplated herein, which shall include, but not be limited to, the voluntary or involuntary bankruptcy of Seller.

          (g) “Purchase Price” shall mean for the Partnership Interests of an Option Holder the allocated amount set forth in Schedule 1(g) attached hereto and incorporated herein (each such purchase price allocation, a "Purchase Price Allocation") and for all of the Partnership Interests the aggregate sum of THIRTY EIGHT MILLION SEVEN HUNDRED FIFTY NINE THOUSAND TWO HUNDRED and 00/100 DOLLARS ($38,759,200.00) .

          (h) “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

          Mr. Michael High, Executive Vice President and COO
          Harleysville National Bank
          483 Main Street, Harleysville, PA 19438
          Tel. No.: (215) 513-2395
          Fax No.: (215) 256-3065
          Email: mhigh@hncbank.com

and to:

          Corporate Secretary
          483 Main Street, Harleysville, PA 19438

and to:

          Mr. Christopher S. Connell, Esquire
          Stradley Ronon Stevens & Young, LLP
          2600 One Commerce Square
          Philadelphia, PA 19103-7098
          Tel. No.: (215) 564-8138
          Fax No.: (215) 564-8120
          Email: CConnell@STRADLEY.COM

     2. Proration of Expenses and Payment of Costs and Recording Fees. Seller and Buyer shall split 50/50 any transfer taxes that may be due and payable in connection with the transactions contemplated hereunder. Seller and Buyer shall be responsible for their own attorney’s fees. The provisions of this Section 2 shall survive Closing.

     3. Sale of Partnership Interests. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer or its permitted designee or assignee agrees to purchase all rights, title and interest of Seller relating to the Partnership Interests as set forth on Schedule 2 hereto for the Purchase Price set forth above.

     4. Payment of Purchase Price. At Closing, provided all conditions precedent to Closing have been satisfied, Buyer shall pay the Purchase Price with respect to the Partnership Interests being conveyed at Closing to Seller in accordance with all the terms and conditions of this Agreement.

     5. Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

          (a) Escrow Agent shall invest the Earnest Money in a money market account reasonably satisfactory to Buyer, and shall promptly provide Buyer and Seller with confirmation of the investments made.

          (b) If Closing occurs, Escrow Agent shall deliver the Earnest Money to Seller, to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (b). Subject to the last sentence of this clause (b), if for any reason Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

          (c) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 5.

     6. Default

          (a) In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer fails to close the Transaction due to a default in any of Buyer’s obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing for Partnership Interests of any of the Option Holder(s), waive such default and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement with respect to the Partnership Interests of the Option Holder(s) with which such Buyer default relates, and Seller shall be entitled to immediately receive the Earnest Money allocable to such terminated Option Holder(s) as liquidated damages as and for Seller’s sole remedy, (iii) declare this Agreement to be terminated in its entirety, and Seller shall be entitled to immediately receive all of the remaining Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

          (b) In the event of a default in the obligations herein taken by Seller, including, without limitation, the failure of a condition precedent set forth in Section 10 of this Agreement caused by Seller, Buyer may, in its sole discretion, either (A) waive such default and proceed to Closing in accordance with the terms and provisions hereof with an abatement of the Purchase Price in the amount of any fixed and ascertainable monetary liens, or (B) elect, in Buyer's sole discretion, to either (i) terminate this Agreement with respect to the Partnership Interests of an Option Holder(s) with which such Seller default relates and direct Escrow Agent to return the Earnest Money allocated to the Partnership Interests of such Option Holder(s) to Buyer and upon such termination, Seller shall pay to Buyer the out-of-pocket costs and expenses incurred by Buyer in connection with the Partnership Interests of such Option Holder(s) (including attorneys' fees and hedge costs or rate-lock break fees) in an amount not to exceed $25,000.00 per Option Holder or $250,000.00 in the aggregate, which return of the applicable allocated Earnest Money and payment of out-of-pocket costs shall operate to terminate this Agreement with respect to the Partnership Interests of such Option Holder(s), this Agreement shall be modified to remove the Option Holder(s) so terminated, the Option Holder(s) that are not so terminated shall thereinafter mean the "Option Holders", the Purchase Price shall be reduced by the amount allocated to the Partnership Interests of such Option Holders so terminated, and all rights, liabilities and obligations of the parties under this Agreement shall expire as to the Partnership Interests of such Option Holder(s) so terminated, except as otherwise expressly set forth herein, (ii) terminate this Agreement in its entirety and direct Escrow Agent to return the total remaining amount of the Earnest Money to Buyer and upon such termination, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer incurred hereunder (including attorneys' fees and hedge costs or rate-lock break fees) in an amount not to exceed $250,000.00, which return and payment shall operate to terminate this Agreement in its entirety and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof, or (iii) enforce specific performance of Seller’s obligations hereunder. Notwithstanding the foregoing, in the event of a willful or intentional default of Seller hereunder, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity. In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages.

     7. Closing. The Closing for the Partnership Interests shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price Allocation for the Partnership Interests of the Option Holders in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents, applicable for such Individual Property:

          (a) a duly executed assignment of the Partnership Interests owned by Seller, substantially in the form of the Assignment and Assumption Agreement attached hereto as Exhibit A (the “Assignment and Assumption Agreement”);

          (b) The Amendment to Certificate of Limited Partnership (as defined in Section 24 below);

          (c) a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for such Closing as contemplated hereunder;

          (d) good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

          (e) a certificate as may be required by the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller; and

          (f) such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Partnership Interests in accordance with the terms hereof.

     At each Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money allocated to the Partnership Interests of the Option Holder(s) being sold to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price allocated to the Partnership Interests of such Option Holder(s) to Seller and shall execute or cause to be executed and deliver execution counterparts of the closing documents referenced in clauses (a), (b) and (c) above. Neither party will need to be present at Closing, it being anticipated that each Closing will be held through the mail and the parties will deliver all Closing documents and deliverables to Escrow Agent prior to the date of Closing or at such other place or manner as the parties hereto may mutually agree.

     8. Representation by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Partnership Interests in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

          (a) Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

          (b) Seller is not a "foreign person", "foreign trust" or "foreign corporation" within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

          (c) HNB is, and on the date of Closing, will be, the only beneficial and legal owner of a limited partnership interest in the Option Holders, free and clear of all liens, security interests, pledges, assignments, claims, options, encumbrances, charges, commitments, and equitable interests or rights of others, of any kind whatsoever. Bank Branch is, and on the date of Closing, will be, the only beneficial and legal owner of a general partnership interest in the Option Holders, free and clear of all liens, security interests, pledges, assignments, claims, options, encumbrances, charges, commitments, and equitable interests or rights of others, of any kind whatsoever.

          (d) None of the Option Holders have any assets other than its respective Option, and no Option Holder has ever owned any real or personal property other than its respective Option.

          (e) The Option Holders have no liabilities, contingent or otherwise, and is not a party to any other contract.

     The representations and warranties of Seller shall survive Closing for a period of one (1) year.

     9. Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

          (a) Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

          (b) Buyer represents that Buyer has the financial capacity to close the Transaction upon the terms and conditions stated herein.

     The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

     10. Conditions to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Partnership Interests, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of each Closing:

          (a) Seller shall deliver to Buyer on or before the Closing the items set forth in Section 7 above;

          (b) The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and

          (c) No Material Adverse Change shall have occurred.

     In the event that the foregoing conditions precedent have not been satisfied as of the Closing Date as to any Option Holder, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period, or (iii) terminate this Agreement, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein; provided that if such failure of condition is caused by Seller, Seller shall pay to Buyer the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount not to exceed $250,000.00. If Buyer elects to extend the Closing Date in accordance with (ii) of the immediately preceding sentence, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; or (ii) terminate this Agreement, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein; provided that if such failure of condition is caused by Seller, Seller shall pay to Buyer the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount not to exceed $250,000.00.

     11. Conditions to Seller’s Obligations. Seller’s obligation to deliver title to the Partnership Interests shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

          (a) Buyer shall deliver to Seller on each Closing Date the portion of the Purchase Price allocated to the Partnership Interests of the Option Holder or Option Holders being conveyed at such Closing, subject to adjustment of such amount pursuant to Section 2 hereof; and

          (b) The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

     12. Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g., email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 12 shall constitute notice under this Agreement.

     13. Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

     14. Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

     15. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

     16. No Representations or Warranties. Except as set forth in this Agreement, the Partnership Interests are in their respective “as-is” condition with no representation or warranties whatsoever. Except as expressly set forth in this Agreement, neither Seller, its employees, representatives, agents, counsel, broker, sales agent, nor any partner, officer, director, employee, trustee, shareholder, principal, parent, subsidiary, affiliate, agent or attorney of Seller, its counsel, broker or sales agent, nor any other party related in any way to any of the foregoing (collectively, “Seller's Representatives”) have or shall be deemed to have made any representations or warranties, express or implied, regarding the Partnership Interests or any matters affecting the Partnership Interests. Buyer acknowledges (i) that Buyer is a sophisticated buyer, knowledgeable and experienced in the financial and business risks attendant to an investment in partnerships and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Partnership Interests, (ii) that Buyer has entered into this Agreement in reliance on its own investigation of the condition of the Partnership Interests, and (iii) that Buyer is not relying upon any representation or warranty concerning the Partnership Interests made by Seller or Seller’s Representatives other than as expressly set forth in this Agreement.

     17. Applicable Law; Jurisdiction; and Venue. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania, without giving effect to any state's conflict of laws principles. The parties hereby consent to the subject matter jurisdiction, personal jurisdiction and venue of the United States Federal District Court for the Eastern District and the State Court of the County of Montgomery, Commonwealth of Pennsylvania.

     18. Broker’s Commissions. Buyer and Seller each hereby represent that there are no brokers involved or that have a right to proceeds in this transaction. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Brokers). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

     19. Assignment. Buyer may not assign its rights under this Agreement, without Seller's consent, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Notwithstanding anything stated herein to the contrary, Buyer may assign its rights under this Agreement to an affiliate or subsidiary of Buyer without Seller's consent, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is completed.

     20. Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

     21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

     22. Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

     23. Confidentiality. Buyer and Seller shall keep confidential and shall not disclose the terms of the transaction contemplated by this Agreement and any Confidential Information without the prior written consent of the other except to Buyer's and Seller's respective directors, officers, employees, advisors and agents, which shall be advised as to the confidentiality restrictions. Notwithstanding anything to the contrary stated herein, Buyer's and Seller's liability in connection with this Section 28 shall be strictly limited to willful and bad faith disclosures of Confidential Information by Buyer, and in no event shall either party have any liability for consequential damages in connection therewith.

     The term "Confidential Information" shall mean any oral, written or documentary information which (i) is received by either party to this Agreement from the other party relating to this Agreement; and (ii) is information that, due to either the circumstances of disclosure or the nature of the information itself, would put a reasonable recipient on notice as to its potential confidential nature at the time of its disclosure. Confidential Information shall not include information already known to Buyer, information disclosed by a party not subject to this Agreement, or information that is otherwise publicly available. All Confidential Information shall remain the property of the disclosing party.

     24. Amendment to Certificate of Limited Partnership. On the date of Closing, Buyer shall cause to be filed with the Secretary of the State of Delaware an amendment to the Certificate of Limited Partnership of each Option Holder (the “Amendment to Certificate of Limited Partnership”) identifying the new general partner of each Option Holder and changing the name of each Option Holder to a name selected by Buyer.

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Exhibit 2.4

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SELLER:

2007 PA HOLDINGS, LLC, a Delaware limited liability company

By:	Harleysville National Bank and Trust Company, its sole member

	By:	/s/ Michael High
Michael High,
Executive Vice President and CO

PA BRANCH HOLDINGS, LLC, a Delaware limited liability company

By:	Harleysville National Bank and Trust Company, its sole member

	By:	/s/ Michael High
Michael High,
Executive Vice President and CO

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVHVPA0001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVHVPA0001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVLNDPA002 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited liability company, its general partner

		By:	ARC HVPA General Partner IV LLC, a Delaware limited partnership, its sold member

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVLNDPA002 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVLSDPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVLSDPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVLHNPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVLHNPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVLRKPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVLRKPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVPMTPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVPMTPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSVPA0001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSVPA0001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSPKPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSPKPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSTNPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSTNPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSTNPA002 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSTNPA002 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSGHPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSGHPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVSHPA0001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVSHPA0001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVWPTPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVWPTPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVWYMPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVWYMPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYERS:

ARC HVLNDPA001 LIMITED PARTNER LP, a Delaware limited liability company

By:	ARC HVPA General Partner II LLC, a Delaware limited liability company, its general partner

	By:	ARC HVPA Limited Partner II LP, a Delaware limited partnership, its sold member

		By:	ARC HVPA General Partner IV LLC, a Delaware limited liability company, its general partner

			By:	/s/ William M. Kahane
			Name:	William M. Kahane
			Title:	President

ARC HVLNDPA001 GP LLC,
a Delaware limited liability company

By:	/s/ William M. Kahane
Name:	Willilam M. Kahane
Title:	President

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO TITLE INSURER AND THE DEPOSIT.

TITLE INSURER:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Edwin G. Ditlow

Name:	Edwin G. Ditlow

Title:	Vice President

Date:	December 27, 2007

Exhibit 2.4

EXHIBITS AND SCHEDULES

Exhibit A	-	Assignment and Assumption Agreement

Schedule I	-	Buyers

Schedule II	-	Option Holders/Buyer

Schedule 1(g)	-	Purchase Price Allocation